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                                                                 EXHIBIT 10(b)

                                April 19, 2002

Board of Directors
Pruco Life Insurance Company
231 Washington Street
Newark, NJ 07102

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 2 to the registration statement on Form N-4 for Pruco Life Flexible Premium Variable Annuity Account (File No. 333-52780). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Very truly yours,

                                               SHEA & GARDNER

                                               By: /s/ Christopher E. Palmer

                                                   --------------------------
                                                   Christopher E. Palmer